Exhibit (s)(i)

POWER OF ATTORNEY

Each of the undersigned Directors do constitute and appoint each of John C. Ball and J. Christopher Jackson as his or her true and lawful attorney-in-fact to execute and sign a Registration Statement on Form N-2 under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, of The Gabelli Multimedia Trust Inc. (the “Fund”), and all amendments and supplements thereto, and to file the same with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of securities issued by the Fund, and to file any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the foregoing as fully to all intents and purposes as the undersigned Directors themselves might or could do.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, each of the undersigned Directors have executed this Power of Attorney as of the 3rd day of November, 2026.

Signature	Title

/s/ Mario J. Gabelli
Mario J. Gabelli	Director

/s/ Calgary Avansino
Calgary Avansino	Director

/s/ John Birch
John Birch	Director

/s/ Elizabeth C. Bogan
Elizabeth C. Bogan	Director

/s/ Anthony S. Colavita
Anthony S. Colavita	Director

/s/ James P. Conn
James P. Conn	Director

/s/ Frank J. Fahrenkopf, Jr.
Frank J. Fahrenkopf, Jr.	Director

/s/ Susan Watson Laughlin
Susan Watson Laughlin	Director

/s/ Christopher J. Marangi
Christopher J. Marangi	Director

/s/ Werner J. Roeder
Werner J. Roeder	Director

/s/ Salvatore J. Zizza
Salvatore J. Zizza	Director

/s/ Daniel E. Zucchi
Daniel E. Zucchi	Director

[GGT Shelf Power of Attorney]